Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CalciTech Ltd. (the "Company") on Form 20-F for the year ended February 28, 2005 as filed with the Securities and Exchange Commission on the date hereof. We, Roger A. Leopard, Chief Executive Officer of the Company, and Geoffrey Long, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)	the Annual Report on Form 20-F for the fiscal year ended February 28, 2005 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Annual Report on Form 20-F for the fiscal year ended February 28, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 2, 2005
/s/ Roger A. Leopard Roger A. Leopard, Chief Executive Officer

(Principal Executive Officer)

Date: September 2, 2005
/s/ Geoffrey Long Geoffrey Long, Chief Financial Officer

(Principal Financial Officer)